UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.    )
Filed by the Registrant  ☑
Filed by a Party other than the Registrant  ☐
Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☑	Definitive Additional Materials
☐	Soliciting Material under Rule §240.14a-12
PIPER SANDLER COMPANIES
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):

☑	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

Supplement to
Notice of the 2020 Annual Meeting of Shareholders
And Proxy Statement
Dated April 3, 2020
For the Annual Meeting of Shareholders
To be Held on May 15, 2020

This supplement (“Supplement”) provides updated information with respect to the 2020 Annual Meeting of Shareholders (the “Annual Meeting”) of Piper Sandler Companies (“Piper Sandler”) to be held on May 15, 2020.

On April 3, 2020, Piper Sandler commenced distributing to its shareholders a Notice of the 2020 Annual Meeting of Shareholders and Proxy Statement (the “Notice and Proxy Statement”) for the Annual Meeting. This Supplement, which describes a change in the location of the Annual Meeting from an in-person to a virtual-only meeting, should be read in conjunction with the Notice and Proxy Statement.

Change in Annual Meeting Location; Virtual-Only Meeting to be Held
On April 27, 2020, Piper Sandler issued a press release announcing that, in order to support the health and well-being of its shareholders in light of the ongoing situation relating to COVID-19, the Annual Meeting on May 15, 2020 at 2:00 p.m., Central Time, will be held solely through remote audio access via a webcast in a virtual-only format. Shareholders will not be able to attend the Annual Meeting in person. The items of business are the same as set forth in the Notice and Proxy Statement.

Access to Virtual-only Meeting and Log-in Instructions
As described in the Notice and Proxy Statement, shareholders at the close of business on the record date, March 20, 2020, are entitled to attend the Annual Meeting by going to http://viewproxy.com/PiperSandler/2020/vm. To be admitted to the Annual Meeting, shareholders must register on or before May 12, 2020, by visiting http://viewproxy.com/PiperSandler/2020/ and following the registration instructions:

•	If a shareholder holds shares in the shareholder’s name, the shareholder must click "Registration for Registered Holders" and enter the shareholder’s name, email address, and phone number.

•
If a shareholder holds shares through a bank or broker, the shareholder must click "Registration for Beneficial Holders," enter the shareholder’s name, email address, and phone number, and provide proof of ownership in the form of a control number or bank/broker statement. If the shareholder wishes to vote the shareholder’s shares during the Annual Meeting, the shareholder will also need to upload a copy of the legal proxy obtained from the shareholder’s bank or broker.

The live, interactive virtual meeting will begin promptly at 2:00 p.m., Central Time, on May 15, 2020. To be admitted to the Annual Meeting, shareholders must enter the password contained in their meeting registration confirmation. Participants are encouraged to visit the website noted above in advance to test their systems for compatibility. For help resolving technical issues, shareholders may contact

virtualmeeting@viewproxy.com or call 866-612-8937. Please refer to the FAQs included in the “Virtual Meeting Registration” tab on the meeting website for further registration instructions and technical support in connection with the Annual Meeting.

Piper Sandler urges shareholders to vote and submit proxies in advance of the Annual Meeting by one of the methods described in the previously distributed proxy materials. Shareholders may also vote during the Annual Meeting by following the instructions on the meeting website. If a shareholder has already voted, no additional action is required.

Submitting Questions during the Annual Meeting
Shareholders will be provided an opportunity to ask questions of our Board of Directors and management at the Annual Meeting.

APRIL 27, 2020
BY ORDER OF THE BOARD OF DIRECTORS

By:     /s/ John W. Geelan
John W. Geelan
General Counsel and Secretary